Exhibit 99

                   Infinity Property and Casualty Corporation
            Announces Closing of $200 Million Senior Notes Offering

     BIRMINGHAM, Ala., Feb. 18 /PRNewswire-FirstCall/ -- Infinity Property and Casualty Corporation (Nasdaq: IPCC), a national provider of personal automobile insurance with an emphasis on nonstandard auto insurance, today announced that it has closed the previously announced offering of $200 million Senior Notes due 2014. The Senior Notes will pay a coupon of 5.5% and carry an effective rate of 5.55%. Of the $198 million in net proceeds, $193 million will be used to prepay the Company's seven year amortizing secured term loan and the remainder for general corporate purposes.

    "At the outset of our Initial Public Offering, our goal was to secure long-term financing that would support our future growth." stated Jim Gober, Infinity's President, CEO & Chairman. "We are pleased that we were able to accomplish this during the first quarter and upon such favorable terms."

    In connection with the prepayment of the term loan, Infinity will write off approximately $3.3 million, pre-tax, of unamortized debt issue costs. In addition, Infinity will incur a pre-tax loss of approximately $279,000 related to unwinding the interest rate swap required by the term loan.

    As a result of closing the transaction, Infinity is revising its 2004 earnings guidance. Operating earnings are expected to be in the range of $2.65 - $2.85.

    The senior notes were offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The notes have not been registered under the Securities Act and, unless so registered, may not be transferred or resold in the U.S. except pursuant to an exception from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state, in which such offer, solicitation or sale would be unlawful.

    Forward-Looking Statements

    This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Statements which include the words "believes", "expects", "may", "should", "intends", "plans", "anticipates", "estimates", or the negative version of these words and similar statements of a future or forward looking nature identify forward looking statements. Examples of such forward looking statements include statements relating to Infinity's expectations concerning the senior notes offering, market and other conditions, future premiums, revenues, earnings and investment activities, expected losses, rate increases, improved loss experience and expected expense savings resulting from consolidation of the operations of its insurance subsidiaries. Actual results could differ materially from those expected by Infinity depending on changes in economic conditions and financial markets (including interest rates), the adequacy or accuracy of Infinity's pricing methodologies, the presence of competitors with greater financial resources and the impact of competitive prices, the ability to obtain timely approval for requested rate changes, judicial and regulatory developments adverse to the automobile insurance industry, the outcome of pending litigation against Infinity, weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions), changes in driving patterns and loss trends, acts of war and terrorist activities, and the challenges posed by consolidating the operations of Infinity's insurance subsidiaries. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, see Infinity's filings with the Securities and Exchange Commission.

SOURCE  Infinity Property and Casualty Corporation
    -0-                             02/18/2004

    /CONTACT: Roger Smith, Chief Financial Officer of Infinity Property and Casualty Corporation, +1-205-803-8188/
    /Web site:  http://www.ipacc.com/
    (IPCC)

CO:  Infinity Property and Casualty Corporation
ST:  Alabama

IN:  INS AUT
SU:  OFR